UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2019

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55709	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

646-762-4517

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVCO	The Nasdaq Capital Market

Item 1.01	Entry Into a Material Definitive Agreement

On October 18, 2019, Avalon GloboCare Corp. (the “Company”) and third-party institutional investors (the (“Warrant Holders”) holding Stock Purchase Warrants to acquire 1,714,288 shares of common stock of the Company (the “Warrants”) entered into a Warrant Redemption and Cancellation Agreement (the “Redemption Agreement”). The Warrants had an exercise price of $3.50 per share and were originally issued as part of the Company’s registered direct offering in April 2019. The Redemption Agreement provides that the Company will redeem the Warrants for a purchase price of approximately $1.4 million with 50% of the Warrants to be redeemed on or before October 25, 2019 and the balance to be redeemed on or before November 8, 2019. The Warrant Holders may exercise all or some of the Warrants on or prior to the date the Company provides the Warrant Holders with notice of its intent to close. In the event the Warrant Holders sell the shares of common stock prior to receipt of notice from the Company, the number of shares to be redeemed and the payment price shall be reduced on a pro-rata basis. To the extent that the final closing has not occurred on or prior to November 14, 2019, then the Warrant Holder shall have the right to terminate the Company’s rights with respect to the second closing. Following each closing, the Warrants that were redeemed shall be cancelled. The initial closing occurred on October 25, 2019 resulting in 50% of the Warrants being redeemed and cancelled.

A copy of the form of Redemption Agreement is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Redemption Agreement and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Redemption Agreement.

Item 1.02	Termination of a Material Definitive Agreement

See discussion in Item 1.01 regarding the Redemption Agreement.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Warrant Redemption and Cancellation Agreement (1)
(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Date: October 31, 2019	By:	/s/Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer